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                                                                  EXHIBIT 99.1

                         CONSENT OF NAMED INDIVIDUAL

     I hereby consent to being named in the Registration Statement on Form S-1 (Reg. No. 333-95111) of PRIMIS, Inc. (the "Company"), and any amendments thereto, for the initial public offering of shares of the Company's common stock, $.01 par value per share.



Dated: February 29, 2000                          /s/ D.R. Grimes
                                                  ----------------------------
                                                  D.R. Grimes